                                                                 EXHIBIT 10.40.3

Mellon Business Credit(sm)                        Mellon Bank Center
                                                  1735 Market Street
                                                  6th Floor
                                                  Philadelphia, PA 19101-7899
November 28, 1997



Mr. John Hankinson
Chief Financial Officer
L.A. T Sportswear, Inc.
1200 Airport Road
Ball Ground, GA 30107

Dear John:

By your acknowledgment below and per our recent conversations, Mellon Business Credit will, effective November 30, 1997, reduce the stated Revolving Line of Credit available to L.A. T Sportswear, Inc. to $16,000,000 from $20,000,000. All of the terms and conditions of the Loan and Security Agreement will remain unchanged.

Sincerely,

/s/ Roger D. Attix

Roger D. Attix
Vice President



Acknowledged:

/s/ John Hankinson
John Hankinson, CFO













                       A Servicemark of Mellon Bank, N.A.